                                                    Registration No. 333 --
================================================================================
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                               ------------------------
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                               ------------------------

                                BLYTH INDUSTRIES, INC.
                  (Exact name of Registrant as specified in charter)

           Delaware                                      36-2984916
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                                 100 Field Point Road
                            Greenwich, Connecticut  06830
                                    (203) 661-1926
            (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                               ------------------------

                                 Robert B. Goergen
                  Chairman, Chief Executive Officer and President
                               Blyth Industries, Inc.
                               100 Field Point Road
                           Greenwich, Connecticut  06830
                                   (203) 661-1926
             (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)
                               ------------------------
                                      COPIES TO:
          Bruce D. Kreiger, Esq.             Harold B. Finn III, Esq.
          Blyth Industries, Inc.             Finn Dixon & Herling LLP
          100 Field Point Road               One Landmark Square
          Greenwich, Connecticut  06830      Stamford, Connecticut  06901
                               ------------------------
     Approximate date of commencement of the proposed sale to the public: From time to time after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                               ------------------------

                                             CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
             TITLE OF SHARES                 AMOUNT TO BE    OFFERING PRICE     AGGREGATE OFFERING         AMOUNT OF
            TO BE REGISTERED                  REGISTERED       PER SHARE(1)           PRICE(1)         REGISTRATION FEE
----------------------------------------  -----------------  ----------------  ---------------------  -------------------
COMMON STOCK, PAR VALUE $.02 PER SHARE      500,000 SHARES      $30.75               $15,375,000           $4,535.63
=========================================================================================================================

(1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE IN ACCORDANCE WITH RULE 457(c) BASED UPON THE AVERAGE OF THE HIGH AND LOW PRICES OF THE COMMON STOCK OF THE REGISTRANT ON THE NEW YORK STOCK EXCHANGE ON JULY 23, 1998.

                        -------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

PROSPECTUS


                              BLYTH INDUSTRIES, INC.

                     BLYTH INVESTDIRECT-SM- STOCK PURCHASE PLAN

          This Prospectus describes the Blyth InvestDirect-SM- Stock Purchase Plan (the "Plan"), a direct stock purchase plan of Blyth Industries, Inc. ("Blyth" or the "Company"). This Prospectus relates to the offer of up to 500,000 shares of Blyth's Common Stock, par value $0.02 per share ("Common Stock") pursuant to the Plan; it should be retained by participants in the Plan for future reference.

     The Plan is designed to provide the employees and stockholders of Blyth, as well as others, a convenient means by which to purchase shares of Blyth's Common Stock. As a Plan participant you may:

- Become a first time Blyth stockholder by purchasing shares of Blyth Common Stock directly through the Plan.

-    Purchase or sell shares of Blyth Common Stock easily and at low cost.

- Purchase shares of Blyth Common Stock with automatic debits from your bank account, additional cash contributions or, in the case of employees of Blyth, automatic payroll deductions.

-    Transfer or gift your shares of Blyth Common Stock easily.

- Enjoy "certificateless" ownership of your Blyth shares and easy tracking of your investment.


     The Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "BTH." On July 23, 1998, the last reported sales price of the Common Stock on the NYSE was $30.75 per share.


            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
             SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                  OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                       ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                          ANY REPRESENTATION TO THE CONTRARY
                                IS A CRIMINAL OFFENSE.



     The words "Blyth InvestDirect-SM-" are a service mark of Blyth Industries, Inc.


                                    JULY  , 1998

                                     THE COMPANY

     Blyth designs, manufactures, markets and distributes an extensive line of candles and home fragrance products, including scented candles, outdoor citronella candles, potpourri and environmental home fragrance products, and markets a broad range of related candle accessories and decorative gift bags and tags. These products are sold under various brand names, including the names Colonial Candle of Cape Cod-Registered Trademark-, PartyLite Gifts-Registered Trademark-, Carolina Designs-TM-, Ambria-TM-, Canterbury-TM-, Florasense-Registered Trademark-, Jeanmarie-Registered Trademark- and FilterMate-TM-. Blyth is also a leading producer of portable heating fuel products sold under the Sterno-Registered Trademark- and Handy Fuel-Registered Trademark- brand names. Blyth markets its products through a wide variety of distribution channels, including a network of sales representatives and home party plan independent sales consultants serving the consumer market, and independent sales representatives and distributors serving the institutional market. Consumable products, which include candles, scented candles, outdoor citronella candles, potpourri, other fragrance products, portable heating fuels and decorative gift bags and tags, account for approximately 60% of Blyth's net sales and candle accessories account for the balance of net sales. Blyth believes that it is a leading supplier in the natural home fragrance industry based on net sales and the breadth of distribution channels served.

     Blyth was incorporated under Delaware law in 1977. Its principal executive offices are located at 100 Field Point Road, Greenwich, Connecticut 06830 and its telephone number is (203) 661-1926.


                    THE BLYTH INVESTDIRECT-SM- STOCK PURCHASE PLAN

PURPOSE

     The purpose of the Plan is to promote long-term stock ownership by Blyth employees and by existing and new stockholders of the Company.

PLAN ADMINISTRATION

     Blyth has appointed the existing Transfer Agent for Blyth common stock, Harris Trust and Savings Bank ("Harris Bank"), as the Plan Agent to administer the Plan and to act as Agent for all Plan participants. As Plan Agent, Harris Bank will purchase and hold shares of Common Stock for the Plan participants, keep records, send statements, and perform other duties required by the Plan. You may send correspondence to the Plan Agent addressed as follows:

                                     Harris Bank
                       Blyth InvestDirect-SM- Stock Purchase Plan
                                    P.O. Box A3309
                             Chicago, Illinois 60690-3309

You may also correspond with the Plan Agent by phone, FAX or e-mail, as follows:

                                     Harris Bank
                                Phone: 1-877-424-1968 (toll free)
                                 FAX: 1-312-461-5543
                                e-mail: www.harris.com

ENROLLMENT

     If you own shares of Blyth Common Stock that are registered in your name, you may join the Plan by completing the enclosed Enrollment Form for Registered Shareholders and returning it by mail to the address specified in such Enrollment Form.

     If you own shares of Blyth Common Stock, but they are held in the name of a bank nominee or a broker in "street name," you may ask your bank or a broker to register some or all of your Blyth shares directly in your name, or you may have them send your shares directly to Harris Bank (contact Harris Bank for delivery instructions). In either case, you may then enroll in the Plan as explained above. Alternatively, you may leave your existing shares in street name and separately enroll in the Plan as explained in the next paragraph.

     If you do not own any shares of Blyth Common Stock, or if you own only shares registered in street name which you do not want to enroll in the Plan, you may enroll in the Plan by completing the enclosed Enrollment Form and returning it by mail to the address specified in such Enrollment Form. If you do not elect to make investments through an automatic monthly withdrawal from your bank account, or through a payroll deduction, as described below, you must enclose a check or money order, in U.S. dollars, for at least $250, $10 of which will be applied toward payment of an initial enrollment fee and the balance of which will be applied towards your initial investment. If you have elected to make investments through an automatic monthly withdrawal from your bank account, you must enclose a check or money order, in U.S. dollars, for at least $50, $10 of which will be applied toward payment of an initial enrollment fee and the balance of which will be applied towards your initial investment. If you are an employee of Blyth or one of its subsidiaries who has elected to make investments through an automatic payroll deduction, you may enroll by completing the enclosed Enrollment Form for Employees of Blyth Industries, Inc. and its subsidiaries and returning it by mail to the address specified in such Enrollment Form. Blyth has waived the enrollment fee, as well as the obligation to make an initial investment by check or money order, for any employee of Blyth who has elected to make investments through an automatic payroll deduction.

YOUR INVESTMENT OPTIONS

     Once enrolled in the Plan, you may purchase additional Blyth shares at any time by using the Plan's optional cash investment feature. You must invest at least $50 at any one time and your optional cash investments during any one calendar month may not exceed $10,000. Your additional investments may be made by mailing a check or money order in U.S. dollars to Harris Bank using the tear-off form on your Plan Statement.

     You may also purchase Blyth shares by authorizing an automatic monthly withdrawal from your bank account of at least $50 but not more than $10,000. Investments of automatic monthly withdrawals from your bank account will generally occur on the third Thursday of every month if a business day, or if not, on the next business day (the "Monthly Withdrawal Investment Date"). In order to allow for orderly purchases, the funds will be deducted from your bank account five business days prior to the Monthly Withdrawal Investment Date. Automatic monthly withdrawals will begin in the month after your automatic monthly withdrawal election has been processed.

     Employees of Blyth and its subsidiaries may purchase Blyth shares by authorizing an automatic payroll deduction of at least $50 in the case of those employees who are paid bi-weekly, which will be deducted each month from the first paycheck of the month, and at least $10 in the case of employees who are paid weekly, which will be deducted from each paycheck. Investments of automatic payroll deductions will generally occur on the third Tuesday of every month if a business day, or if not, on the next business day (the "Payroll Deduction Investment Date"). Automatic payroll deductions will begin at the end of the first full payroll period after your automatic payroll deduction election has been processed.

PURCHASING YOUR SHARES

     Harris Bank may purchase shares of Blyth Common Stock either in the open market or directly from Blyth. Shares purchased directly from Blyth will be issued from authorized but unissued or treasury shares. Harris Bank will make purchases for initial and optional cash investments on a monthly basis.

     For Plan shares purchased on the open market, your purchase price will be the weighted average price paid by

Harris Bank on the day the shares are purchased, plus, except in the case of an investment made pursuant to an automatic payroll deduction, both a service charge and a brokerage commission. The brokerage commission will be $0.10 per share (or fraction of a share) purchased. In general, the service charge will be $5.00 per transaction. However, if you have elected to make investments through automatic monthly withdrawals from your bank account, the service charge will only be $1.50 per transaction. Moreover, if you are an employee of Blyth who has elected to make automatic investments through payroll deductions, you will not be charged a service charge or a brokerage commission for investments made through automatic payroll deductions.

     If you authorize automatic monthly withdrawals from your bank account, your money will be transferred five business days prior to the Monthly Withdrawal Investment Date, and such funds generally will be invested no later than the Monthly Withdrawal Investment Date.

     If you are an employee of Blyth or one of its subsidiaries, and if you authorize automatic payroll deductions, the funds that you have elected to invest will be deducted from your payroll on the first payday of each month, in the case of employees who are paid bi-weekly, and every payday, in the case of employees who are paid on a weekly basis. Such payroll deductions generally will be invested no later than the Payroll Deduction Investment Date.

     If you are making an investment otherwise than through an automatic monthly withdrawal or an automatic payroll deduction, your funds generally will be invested on the third Thursday of the month if a business day, or if not, on the next business day, so long as such funds are received by Harris Bank five business days prior to such investment date.

     For Plan shares purchased from Blyth, your price will be the average of the daily high and low sales prices of Blyth shares as reported by the New York Stock Exchange on the purchase date.

     After each transaction, Harris Bank will send you a statement which will include the purchase price of your shares and the brokerage commission charged.

TIMING AND CONTROL OF PURCHASES

     Harris Bank will arrange for the purchase of all Blyth shares for the Plan. Neither Blyth nor any Plan participant will control either the timing or pricing of shares purchased. Accordingly, you will bear any risk associated with fluctuations in the market price of Blyth Common Stock while your funds are held pending investment. In addition, you will not earn interest on cash held by the Plan Agent for your account pending investment.

ALL CASH INVESTMENTS ARE SUBJECT TO COLLECTION BY HARRIS BANK

     If your check or automatic monthly withdrawal from a bank account is rejected because of insufficient funds, Harris Bank will charge you an uncollected funds fee of $25.00, cancel your purchase request and immediately remove any shares of Blyth Common Stock purchased on the credit of the uncollected funds. Harris Bank may sell such shares to satisfy any uncollected amounts plus the $25 fee, and, if the proceeds of such sale are insufficient, Harris Bank may sell additional shares from your Plan account until the uncollected balance and such fee are satisfied in full.

GIFTS

     You may make gifts of Blyth shares held by you in the Plan to another person by calling Harris Bank and requesting transfer instructions. Gifts must be a minimum of five shares and must be made in whole shares. Once your completed transfer instructions are received, your request will be processed promptly by Harris Bank. A $5 service charge will be imposed with respect to each such gift.

     You may also make a gift by establishing a new account and making an initial investment in the recipient's name. If the recipient is already a Plan participant, you may make a gift by making an optional cash investment in the recipient's name. However, whether you are establishing an account or making an optional cash investment as a gift, you are subject to minimum requirements and enrollment fees established by the Plan, as well as a gift service charge of $5.

"CERTIFICATELESS" HOLDING OF YOUR BLYTH SHARES

     The Plan permits you to deposit all of your Blyth stock certificates with Harris Bank. By doing so, shares which you deposit and all shares purchased under the Plan will be held in book entry form and no certificate will be issued. As a Plan participant, you will receive semi-annual statements from Harris Bank advising you as to the number of shares in your account. You may sell, transfer or make gifts of stock simply by giving Harris Bank written instructions. At any time, if you want certificates for some or all of your shares, you must send a written request to Harris Bank and they will send you your certificates.

     To deposit certificates for shares of Blyth Common Stock you already own into your Plan account, send them by insured mail with appropriate instructions to:

                                     Harris Bank
                       Blyth InvestDirect-SM- Stock Purchase Plan
                                    P.O. Box A3309
                             Chicago, Illinois 60690-3309

OBTAINING STOCK CERTIFICATES FOR YOUR PLAN SHARES

     To obtain a stock certificate for any or all of your shares of Blyth Common Stock that are purchased pursuant to the Plan, complete the tear-off form on your Plan Statement and mail or fax both sides of the form to Harris Bank at 1-312-461-5543. Stock certificates will not be issued for fractions of shares.

YOUR PLAN STATEMENTS AND CONFIRMATIONS

     Harris Bank will mail you a semi-annual statement showing all transactions for your account during the preceding six months, including year-to-date and other account information. Each time you purchase, deposit, transfer, gift or withdraw shares, Harris Bank will send you a transaction statement.

YOUR RIGHTS AS A BLYTH STOCKHOLDER

     Plan participants possess all of the rights and privileges that any Blyth stockholder enjoys. As a Blyth stockholder, you will also receive copies of all communications sent generally to Blyth stockholders, including annual reports and proxy statements. The proxy statement and proxy form for meetings of Blyth stockholders will cover all the Blyth shares you own, including any shares you own directly outside of the Plan or in street name. The proxy allows you to indicate how you want your shares to be voted.

CHANGING YOUR INVESTMENT OPTIONS

     You may change or stop automatic monthly withdrawals from your bank account by mailing the tear-off form on your Plan Statement to Harris Bank. Harris Bank must receive your written request at least five business days before the date of the next automatic withdrawal. Forms may be obtained by calling Harris Bank at 1-877-424-1968 (toll free). If you are an employee of Blyth or one of its subsidiaries, you may change or stop your automatic payroll deductions by notifying your payroll manager that you wish to change or stop such deductions, in which event the deductions will be stopped or changed as soon as practicable after the date of your notice.

REFUNDS

     You may obtain a refund of your initial investment or any optional cash investment if your written request for refund is received by Harris Bank at least two business days prior to the investment date. Harris Bank will mail you a refund check within approximately two weeks of your request.

SELLING YOUR SHARES

     You may sell some or all of your shares held in the Plan by mailing the tear-off form on your Plan Statement to Harris Bank. Harris Bank will generally sell shares on a weekly basis, usually on the first business day of the week. Consequently, sale instructions received on any given business day will generally be executed within five business days. Your sales price will be the weighted average price received by Harris Bank for all sales made on the day on which your shares are sold. The cash proceeds that you will receive for the shares sold will be equal to this weighted average daily sales price, less both a service charge of $10.00 and a brokerage commission of $0.10 per share (or fraction of a share). Please note that Harris Bank cannot accept instructions to sell on a specific day or at a specific price. Harris Bank will mail you a check for the net proceeds from the sale of your shares within three business days after the settlement date.

     If you prefer, you may withdraw your Blyth shares from the Plan and sell them through your broker.

WITHDRAWAL FROM THE PLAN

     You may withdraw from the Plan at any time by giving written notice of your desire to withdraw to Harris Bank. Upon withdrawing, you may instruct Harris Bank to sell your Blyth shares held in the Plan, as described above, or to send you stock certificates for all of your Blyth shares in the Plan. Fractional shares will be liquidated and Harris Bank will send the net proceeds to you. Forms for withdrawing from the Plan will be provided by Harris Bank upon request.

     If the shares in your Plan account fall below one full share, Harris Bank will automatically liquidate the fractional share, close your Plan account and send the net proceeds to you. Sales of a fractional share will be subject to the same service charges and brokerage commissions as a sale of a whole share.

FEES

     All Plan fees and charges are subject to change by Blyth and Harris Bank. Participants will be notified promptly of any changes. The current Plan fees and charges are as follows:

Description                                                 Amount

Initial enrollment fee, if applicable*                      $10.00
Service charge for optional cash investments                $ 5.00 per purchase
Service charge for investment of automatic
  bank withdrawals                                          $ 1.50 per purchase
Brokerage commissions on purchase of Plan shares*           $ 0.10 per share
Service charge for sale of Plan shares                      $10.00 per sale
Brokerage commissions on sale of Plan shares                $ 0.10 per share
Gifts of shares                                             $ 5.00 per gift
Certificate deposit ("Certificateless Holdings")            No Charge
Previous years' Plan statements                             $10.00 per year
Charge for dishonored checks/automatic monthly withdrawals  $25.00

*Blyth employees who have elected to make investments through automatic payroll deductions will not be charged an initial enrollment fee nor will they be charged a service charge or brokerage commissions for the purchase of shares through payroll deductions.

TAX CONSEQUENCES

     If you are an employee of Blyth or one of its subsidiaries who has elected to make investments though automatic payroll deductions, the brokerage commissions on the purchase on the open market of Plan shares acquired with funds derived from such automatic payroll deductions, as well as service charges of Harris Bank for such purchases ($1.00 per transaction), will be considered taxable income to you because they will be paid for your account by Blyth. The total amount of such commissions and service charges will be reported to you on your W-2 and will be subject to payroll withholding in accordance with applicable law. Such amounts will also be reported to the Internal Revenue Service and, where applicable, to state tax authorities shortly after the close of each year.

     All Blyth shares that are sold through Harris Bank will be reported to the IRS as required by law. Any profit or loss you incur should be reflected when you file your income tax returns. A transfer of shares to the Plan or withdrawal of shares which are not actually sold will not generate a gain or loss for federal income tax purposes.

     Be sure to keep your Plan Statements for income tax purposes. If you have any questions about the tax treatment of any transaction or your participation in the Plan, please consult your tax advisor.

CHANGES TO THE PLAN

     Blyth may terminate or change the Plan, including its fees and charges, at any time. We will send you written notice of any significant changes. Blyth and Harris Bank also have the right to adopt other rules and regulations from time to time in order to enhance the operation of the Plan.

STOCK SPLITS, STOCK DIVIDENDS AND OTHER DISTRIBUTIONS

     In the event that shares of Blyth Common Stock are distributed in connection with any stock dividend, stock split or similar transaction, each Plan account will be adjusted to reflect the receipt of the distributed shares in book entry form. Your Plan Statement will reflect any such adjustments.

RESPONSIBILITIES OF BLYTH AND HARRIS BANK

     Neither Blyth nor Harris Bank shall be liable for any act, or for any failure to act, as long as they have made good faith efforts to carry out the terms of the Plan, as described in this Prospectus.

FOREIGN INVESTORS

     If you are a non-U.S. investor, you are responsible for ensuring that your participation in the Plan does not violate any laws of your home country, and neither Blyth nor Harris Bank will be responsible for compliance with non-U.S.laws. Blyth reserves the right to limit or deny enrollment in the Plan by any non-U.S. investor.

USE OF PROCEEDS

     The proceeds from the sale by Blyth of newly issued shares will be used for general corporate purposes.

                                    LEGAL MATTERS

     Certain legal matters in connection with the Plan will be passed upon for Blyth by Finn Dixon & Herling LLP, Stamford, Connecticut. As of the date hereof, certain attorneys who are partners of, or employed by, Finn Dixon & Herling LLP, and who have provided advice with respect to the offer and sale of securities pursuant to the Plan, beneficially own an aggregate of 15,150 shares of Common Stock.

                                       EXPERTS

     The audited consolidated financial statements and schedules of the Company as of January 31, 1997 and for each of the two fiscal years ended January 31, 1996 and 1997, incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 into this Prospectus and elsewhere in the Registration Statement of which this Prospectus forms a part, have been incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, and upon the authority of that firm as experts in accounting and auditing.

     The audited consolidated financial statements and schedules of the Company as of January 31, 1998 and for the fiscal year ended January 31, 1998, incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 into this Prospectus and elsewhere in the Registration Statement of which this Prospectus forms a part, have been incorporated by reference in reliance upon the reports of PricewaterhouseCoopers LLP, independent certified public accountants, and upon the authority of that firm as experts in accounting and auditing.

                               AVAILABLE INFORMATION

     A Registration Statement on Form S-3 under the Act, including amendments thereto, relating to the shares of Common Stock offered pursuant to the Plan has been filed by the Company with the Securities and Exchange Commission (the "Commission"), Washington, D.C. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the shares of Common Stock offered pursuant to the Plan, you may refer to such Registration Statement and exhibits and schedules filed as a part thereof. The Company also files periodic reports, proxy statements and other information with the Commission. You may inspect a copy of the Registration Statement and such other materials without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may also obtain copies of all or any portion of the Registration Statement and other such materials from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed fees. Copies of such documents may also be inspected at the offices of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference:

          (1) The Company's Annual Report on Form 10-K for the year ended January 31, 1998, including portions of the Company's Proxy Statement dated April 29, 1998 relating to the Company's 1998 Annual Meeting of Stockholders and portions of the Company's Annual Report to Stockholders for the fiscal year ended January 31, 1998, which are incorporated therein by reference.

          (2)  The Company's Proxy Statement dated April 29, 1998.

          (3) The description of the Common Stock of the Company which is contained in the registration statement on Form 8-A filed by the Company on April 19, 1994.

          (4)  The Company's Current Report on Form 8-K filed on June 5, 1998.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be incorporated by reference into this Prospectus and shall be deemed to be part of this Prospectus from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, upon request, without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, a copy of any or all of the documents which have been or may be incorporated in this Prospectus by reference, other than certain exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Requests for such copies should be directed to: Blyth Industries, Inc., 100 Field Point Road, Greenwich, Connecticut 06830 (Attention: Investor Relations Department) (telephone: (203) 661-1926).

                      BLYTH INVESTDIRECT-SM- STOCK PURCHASE PLAN

                 INITIAL ENROLLMENT FORM FOR REGISTERED SHAREHOLDERS

ACCOUNT LEGAL REGISTRATION (CHOOSE ONE)


/ / SINGLE/JOINT                   / / CUSTODIAL                           / / TRUST
    ACCOUNT*                           ACCOUNT*                                ACCOUNT*

------------------------           -----------------------------           -------------------------

------------------------           -----------------------------           -------------------------
Name                               Custodian's Name                        Trust Name or Beneficiary


------------------------           -----------------------------           -------------------------

------------------------           -----------------------------           -------------------------
Joint Owner (if any)               Minor's Name                            Trustee Name


------------------------           -----------------------------           -------------------------

------------------------           -----------------------------           -------------------------
Joint Owner (if any)               Minor's State of Residence              Date of Trust

* Joint account will be presumed   * A minor is the beneficial owner       * Trust account is established
to be joint tenants with right of  of the account with an adult            in accordance with the provisions
survivorship unless restricted     custodian managing the account          of a trust agreement.
by applicable state law or         until the minor becomes of age,
otherwise indicated. Only one      as specified in the Uniform Gifts
Social Security Number is          To Minors Act in the minor's
required.                          state of residence.


                         ------------------------------

SOCIAL SECURITY NUMBER   ------------------------------
SHOULD BE THAT OF (1) A MINOR FOR A CUSTODIAL ACCOUNT, OR (2) A GIFT RECIPIENT IF ENROLLMENT REPRESENTS A GIFT.


                    ------------------------------------------------------------
ACCOUNT ADDRESS
                    ------------------------------------------------------------
                    Street, City, State, Zip Code and Daytime Telephone Number

                         --------------------------
ENCLOSED IS A CHECK FOR $

                         --------------------------

The minimum initial investment is $250 (or $50 if you elect automatic deductions from your bank or financial institution), the maximum initial investment is $10,000. No interest will be paid on funds held pending investment.

/ / AUTOMATIC DEDUCTIONS Please check this box and complete the Automatic Deductions Form on the reverse side if you wish to make additional cash investments by Automatic Deductions from your bank or financial institution.

Participation in the Plan is subject to the terms outlined in the Prospectus. Participation in the Plan may be terminated at any time by sending written instructions signed by all registered owners to Harris Bank at the address listed in the Prospectus. I hereby warrant that under penalties of perjury, the social security number provided is correct. If I
(we) have checked the automatic deduction box above, I (we) hereby authorize Harris Trust and Savings Bank to make monthly automatic transfers of funds from the checking or savings account in the amount stated. This monthly deduction will be used to purchase shares of Blyth Industries, Inc. common stock for deposit into my (our) account.

          ------------------------------            ------------------------
Signature:                                     Date:
          ------------------------------            ------------------------

          ------------------------------                   -----------------
Signature:                                Daytime
                                          Telephone Number:
          ------------------------------                   -----------------

AUTHORIZATION FORM FOR AUTOMATIC DEDUCTION

Complete this form ONLY IF YOU WISH TO AUTHORIZE AUTOMATIC DEDUCTIONS to purchase additional shares by Automatic Deductions from your bank or financial institution. Please complete all 6 steps.

1.   TYPE OF ACCOUNT: Check One.   / / Checking Account   / / Savings Account

2. BANK ACCOUNT NUMBER: Enter your bank account number found in the lower left portion of your check or deposit slip as illustrated in the example below.

     --------------------------------

     --------------------------------

3. BANK ROUTING NUMBER (ABA): Enter your bank's 9 digit number (ABA number) found in the lower left portion of your check or deposit slip as illustrated below.

     --------------------------------

     --------------------------------

4. AMOUNT OF AUTOMATIC DEDUCTION Enter the amount to be deducted from your bank account approximately five business days prior to the third Thursday of each month. ($50 minimum; $10,000 maximum per month.)

     --------------------------------

     --------------------------------

5. NAME ON BANK ACCOUNT: Enter the name that appears on the bank account as illustrated in the example below.

     --------------------------------

     --------------------------------

6. FINANCIAL INSTITUTION: Enter the information on your financial institution as illustrated in the example below.

                         --------------------------------------------
     FINANCIAL
     INSTITUTION
                         --------------------------------------------


                         --------------------------------------------
     BRANCH
     NAME
                         --------------------------------------------


                         --------------------------------------------
     BRANCH
     STREET ADDRESS
                         --------------------------------------------


                         --------------------------------------------
     BRANCH
     CITY, AND ZIP CODE
                         --------------------------------------------


--------------------------------------------------------------------------------
Please enclose a copy of a VOIDED check or a savings deposit slip to verify banking information.
--------------------------------------------------------------------------------


USE THIS ILLUSTRATION AS A GUIDE TO COMPLETE THE ABOVE FORM
--------------------------------------------------------------------------------


(5)John A. Doe
Mary B. Doe                                           ___________________ 19____
123 Your Street                                                           63-670
Anywhere, USA  12345                                                         670

          Pay to the
          order of____________________________________      $

          ______________________________________________    _____________Dollars

(6)Bank of Anywhere
123 Main Street
     Anywhere, USA 12345

          FOR_________________________________
           [:071000013:]      123456789]                 SAMPLE (NON-NEGOTIABLE)

          (3)                 (4)

--------------------------------------------------------------------------------

Completed and signed form should be mailed with your check or money order to:

                                     Harris Bank
                                     Blyth InvestDirect-SM- Stock Purchase Plan
                                     P.O. Box A3309
                                     Chicago, Illinois 60690-3309

                      BLYTH INVESTDIRECT-SM- STOCK PURCHASE PLAN

                               INITIAL ENROLLMENT FORM

ACCOUNT LEGAL REGISTRATION (CHOOSE ONE)


/ / SINGLE/JOINT                   / / CUSTODIAL                           / / TRUST
    ACCOUNT*                           ACCOUNT*                                ACCOUNT*

------------------------           -----------------------------           -------------------------

------------------------           -----------------------------           -------------------------
Name                               Custodian's Name                        Trust Name or Beneficiary


------------------------           -----------------------------           -------------------------

------------------------           -----------------------------           -------------------------
Joint Owner (if any)               Minor's Name                            Trustee Name


------------------------           -----------------------------           -------------------------

------------------------           -----------------------------           -------------------------
Joint Owner (if any)               Minor's State of Residence              Date of Trust

* Joint account will be presumed   * A minor is the beneficial owner       * Trust account is established
to be joint tenants with right of  of the account with an adult            in accordance with the provisions
survivorship unless restricted     custodian managing the account          of a trust agreement.
by applicable state law or         until the minor becomes of age,
otherwise indicated. Only one      as specified in the Uniform Gifts
Social Security Number is          To Minors Act in the minor's
required.                          state of residence.


                         ------------------------------

SOCIAL SECURITY NUMBER   ------------------------------
SHOULD BE THAT OF (1) A MINOR FOR A CUSTODIAL ACCOUNT, OR (2) A GIFT RECIPIENT IF ENROLLMENT REPRESENTS A GIFT.


                    ------------------------------------------------------------
ACCOUNT ADDRESS
                    ------------------------------------------------------------
                    Street, City, State, Zip Code and Daytime Telephone Number

                         --------------------------
ENCLOSED IS A CHECK FOR $

                         --------------------------

The minimum initial investment is $250 (or $50 if you elect automatic deductions from your bank or financial institution), the maximum initial investment is $10,000. No interest will be paid on funds held pending investment.


/ / AUTOMATIC DEDUCTIONS Please check this box and complete the Automatic Deductions Form on the reverse side if you wish to make additional cash investments by Automatic Deductions from your bank or financial institution.



Participation in the Plan is subject to the terms outlined in the Prospectus. Participation in the Plan may be terminated at any time by sending written instructions signed by all registered owners to Harris Bank at the address listed in the Prospectus. I hereby warrant that under penalties of perjury, the social security number provided is correct. If I
(we) have checked the automatic deduction box above, I (we) hereby authorize Harris Trust and Savings Bank to make monthly automatic transfers of funds from the checking or savings account in the amount stated. This monthly deduction will be used to purchase shares of Blyth Industries, Inc. common stock for deposit into my (our) account.

          ------------------------------            ------------------------
Signature:                                     Date:
          ------------------------------            ------------------------

          ------------------------------                   -----------------
Signature:                                Daytime
                                          Telephone Number:
          ------------------------------                   -----------------

AUTHORIZATION FORM FOR AUTOMATIC DEDUCTION

Complete this form ONLY IF YOU WISH TO AUTHORIZE AUTOMATIC DEDUCTIONS to purchase additional shares by Automatic Deductions from your bank or financial institution. Please complete all 6 steps.

1.   TYPE OF ACCOUNT: Check One.   / / Checking Account   / / Savings Account

2. BANK ACCOUNT NUMBER: Enter your bank account number found in the lower left portion of your check or deposit slip as illustrated in the example below.

     --------------------------------

     --------------------------------

3. BANK ROUTING NUMBER (ABA): Enter your bank's 9 digit number (ABA number) found in the lower left portion of your check or deposit slip as illustrated below.

     --------------------------------

     --------------------------------

4. AMOUNT OF AUTOMATIC DEDUCTION Enter the amount to be deducted from your bank account approximately five business days prior to the third Thursday of each month. ($50 minimum; $10,000 maximum per month.)

     --------------------------------

     --------------------------------

5. NAME ON BANK ACCOUNT: Enter the name that appears on the bank account as illustrated in the example below.

     --------------------------------

     --------------------------------

6. FINANCIAL INSTITUTION: Enter the information on your financial institution as illustrated in the example below.

                         --------------------------------------------
     FINANCIAL
     INSTITUTION
                         --------------------------------------------


                         --------------------------------------------
     BRANCH
     NAME
                         --------------------------------------------


                         --------------------------------------------
     BRANCH
     STREET ADDRESS
                         --------------------------------------------


                         --------------------------------------------
     BRANCH
     CITY, AND ZIP CODE
                         --------------------------------------------


--------------------------------------------------------------------------------
Please enclose a copy of a VOIDED check or a savings deposit slip to verify banking information.
--------------------------------------------------------------------------------


USE THIS ILLUSTRATION AS A GUIDE TO COMPLETE THE ABOVE FORM
--------------------------------------------------------------------------------


(5)John A. Doe
Mary B. Doe                                           ___________________ 19____
123 Your Street                                                           63-670
Anywhere, USA  12345                                                         670

          Pay to the
          order of____________________________________      $

          ______________________________________________    _____________Dollars

(6)Bank of Anywhere
123 Main Street
     Anywhere, USA 12345

          FOR_________________________________
           [:071000013:]      123456789]                 SAMPLE (NON-NEGOTIABLE)

          (3)                 (4)

--------------------------------------------------------------------------------

Completed and signed form should be mailed with your check or money order to:

                                     Blyth InvestDirect-SM- Stock Purchase Plan
                                     Shareholder Communications Corp.
                                     P. O. Box 1004
                                     Bowling Green Station
                                     New York, NY  10275-1004

                    BLYTH INVESTDIRECT-SM- STOCK PURCHASE PLAN

                              INITIAL ENROLLMENT FORM
            FOR EMPLOYEES OF BLYTH INDUSTRIES, INC. AND ITS SUBSIDIARIES

ACCOUNT LEGAL REGISTRATION (CHOOSE ONE)


/ / SINGLE/JOINT                   / / CUSTODIAL                           / / TRUST
    ACCOUNT*                           ACCOUNT*                                ACCOUNT*

------------------------           -----------------------------           -------------------------

------------------------           -----------------------------           -------------------------
Name                               Custodian's Name                        Trust Name or Beneficiary


------------------------           -----------------------------           -------------------------

------------------------           -----------------------------           -------------------------
Joint Owner (if any)               Minor's Name                            Trustee Name


------------------------           -----------------------------           -------------------------

------------------------           -----------------------------           -------------------------
Joint Owner (if any)               Minor's State of Residence              Date of Trust

* Joint account will be presumed   * A minor is the beneficial owner       * Trust account is established
to be joint tenants with right of  of the account with an adult            in accordance with the provisions
survivorship unless restricted     custodian managing the account          of a trust agreement.
by applicable state law or         until the minor becomes of age,
otherwise indicated. Only one      as specified in the Uniform Gifts
Social Security Number is          To Minors Act in the minor's
required.                          state of residence.


                         ------------------------------

SOCIAL SECURITY NUMBER   ------------------------------
SHOULD BE THAT OF (1) A MINOR FOR A CUSTODIAL ACCOUNT, OR (2) A GIFT RECIPIENT IF ENROLLMENT REPRESENTS A GIFT.

================================================================================
1.   PAYROLL FREQUENCY: Check one.      / /Biweekly    / / Weekly

2.   AMOUNT OF AUTOMATIC DEDUCTION:                         --------------------
     Enter the amount to be deducted from the first
     paycheck of each month (biweekly payroll frequency):   --------------------


                                                            --------------------
     Enter the amount to be deducted from each paycheck
     (weekly payroll frequency):                            --------------------

================================================================================
Participation in the Plan is subject to the terms as outlined in the Prospectus. Participation in the Plan may be terminated at any time by sending written instructions signed by all registered owners to Harris Bank at the address listed in the Prospectus. I hereby warrant that under penalties of perjury, the social security number provided is correct. I hereby authorize Blyth Industries, Inc. or one of its subsidiaries to make automatic payroll deductions in the amount stated. I understand that no interest will be paid on funds pending investment. These deductions will be used to purchase shares of Blyth Industries, Inc. common stock for deposit into my (our) account.

           -------------------------               --------------------

Signature: -------------------------         Date: --------------------


                                                   --------------------

                        Daytime Telephone Number:  --------------------


Completed form should be mailed to:  Blyth InvestDirect-SM- Stock Purchase Plan
                                     Blyth Industries, Inc.
                                     999 E. Touhy Avenue - Suite 450
                                     Des Plaines, IL  60018
                                     Attn:  Payroll Manager

--------------------------------------------------------------------------------


                               BLYTH INDUSTRIES, INC.

                     BLYTH INVESTDIRECT-SM- STOCK PURCHASE PLAN


                                     ------------


                                     PROSPECTUS


                                     ------------


                                 TABLE OF CONTENTS

                                                               Page

The Company . . . . . . . . . . . . . . . . . . . . . . . . . . .2
The Blyth InvestDirect-SM- Stock Purchase Plan. . . . . . . . . .2
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . .7
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Available Information . . . . . . . . . . . . . . . . . . . . . .8
Incorporation of Certain Documents By Reference . . . . . . . . .8

                              --------------------------

No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer to sell or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any date subsequent to the date hereof.

                                    July 24, 1998

--------------------------------------------------------------------------------

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee.

     SEC registration fee . . . . . . . . . . . . . . . . . . . .$   4,535.63
     Printing and mailing expenses. . . . . . . . . . . . . . . .      50,000
     Legal fees and expenses. . . . . . . . . . . . . . . . . . .      15,000
     Accounting fees and expenses . . . . . . . . . . . . . . . .       2,500
     Plan Agent Fees. . . . . . . . . . . . . . . . . . . . . . .      15,000
     Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . .       5,000
         Total. . . . . . . . . . . . . . . . . . . . . . . . . .$  92,035.63
                                                                 ============

     The foregoing fees and expenses will be borne by the Registrant.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Section 102(b)(7) of the Delaware Corporation Law (the "DGCL"),
Article VI of the Registrant's Restated Certificate of Incorporation (the "Certificate of Incorporation") (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (No. 33-77458)) eliminates the liability of the Registrant's directors to the Registrant or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

     Section 145 of the DGCL provides for indemnification by the Registrant of its directors and officers. In addition, Article IX, Section 1 of the Registrant's Restated By-Laws (the "By-laws") (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (No. 33-77458)) requires the Registrant to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. In addition, the Registrant has entered into indemnity agreements with its directors (a form of which is filed as Exhibit
10.15 to the Registrant's Registration Statement on Form S-1 (No. 33-77458)), which obligate the Registrant to indemnify such directors to the fullest extent permitted by the DGCL.

     The Registrant maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries insuring such persons against liabilities, including liabilities under the securities laws.

ITEM 16.  EXHIBITS.

Exhibit No.    Description of Exhibit

     5. Opinion of Finn Dixon & Herling LLP (including the consent of such firm) regarding legality of securities being offered

     23.1 Consent of Finn Dixon & Herling LLP (included as part of its opinion filed as Exhibit 5 hereto)

     23.2 Consent of Grant Thornton LLP, independent certified public accountants

     23.3 Consent of PricewaterhouseCoopers LLP, independent certified public accountants

     24.1      Powers of Attorney

     24.2      Certified Resolutions

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the Registrant pursuant to the DGCL, the Certificate of Incorporation and By-laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on the 24th day of July, 1998.

                         BLYTH INDUSTRIES, INC.

                         By: /s/ Bruce D. Kreiger
                             -----------------------------------------------
                             Bruce D. Kreiger
                             Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



     Signature                                  Title                           Date
     ---------                                  -----                           ----
         *                          Chairman, Chief Executive Officer      July 24, 1998
------------------------            and President, Director
     Robert B. Goergen              (Principal Executive Officer)

         *                          Vice President and Chief Financial     July 24, 1998
------------------------            Financial Officer (Principal Financial
     Richard T. Browning            and Accounting Officer)

         *                          Vice Chairman and Director             July 24, 1998
------------------------
     Howard E. Rose

         *                          Director                               July 24, 1998
------------------------
     Roger A. Anderson

         *                          Director                               July 24, 1998
------------------------
     John W. Burkhart

         *                          Director                               July 24, 1998
------------------------
     Pamela M. Goergen

         *                          Director                               July 24, 1998
------------------------
     Neal I. Goldman

         *                          Director                               July 24, 1998
------------------------
     Roger H. Morley

         *                          Director                               July 24, 1998
------------------------
     John E. Preschlack

         *                          Director                               July 24, 1998
-------------------------------
     Frederick H. Stephens, Jr.


  *By /s/ Bruce D. Kreiger
      --------------------
          Bruce D. Kreiger
          Attorney-in-Fact




                                    EXHIBIT INDEX



Exhibit No.    Description of Exhibit
-----------    ----------------------

     5. Opinion of Finn Dixon & Herling LLP (including the consent of such firm) regarding legality of securities being offered

     23.1 Consent of Finn Dixon & Herling LLP (included as part of its opinion filed as Exhibit 5 hereto)

     23.2 Consent of Grant Thornton LLP, independent certified public accountants

     23.3 Consent of PricewaterhouseCoopers LLP, independent certified public accountants

     24.1      Powers of Attorney

     24.2      Certified Resolutions